Exhibit 10.3

AMENDMENT NO. 8 TO CREDIT AGREEMENT

This AMENDMENT NO. 8 TO CREDIT AGREEMENT, dated as of January 29, 2021 (this “Amendment”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), the other Reaffirming Parties (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent (as successor to Goldman Sachs Bank USA in its capacity as administrative agent) (in such capacity, the “Administrative Agent”), and each Revolving Lender (each, a “Revolving Lender” and collectively, the “Revolving Lenders”) (such Revolving Lenders, collectively constituting the Required Lenders).

PRELIMINARY STATEMENTS

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 3, 2017, among the Borrower, the Administrative Agent and the lenders party thereto from time to time (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of September 18, 2017, that certain Amendment No. 2 to Credit Agreement, dated as of November 17, 2017, that certain Amendment No. 3 to Credit Agreement, dated as of December 8, 2017, that certain Amendment No. 4 to Credit Agreement, dated as of April 11, 2018, that certain Amendment No. 5 to Credit Agreement, dated as of June 27, 2018, the certain Technical Amendment to Credit Agreement, dated as of July 19, 2018, that certain Amendment No. 6 to Credit Agreement, dated as of September 17, 2019, and that certain Amendment No. 7 to Credit Agreement, dated as of September 17, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement as amended pursuant hereto, the “Credit Agreement”);

WHEREAS, the Borrower, certain of its Subsidiaries, the Revolving Lenders, the Administrative Agent and certain holders of the Priority Lien Notes due March 31, 2022 have entered into that certain Amended and Restated Transaction Support Agreement, dated as of December 31, 2020 (the “TSA”), by which the parties thereto have agreed to restructure certain obligations of the Borrower and its Subsidiaries (the “Restructuring”);

WHEREAS, after the effectiveness of the Amendment and the consummation of each other transaction contemplated by the Restructuring, the Revolving Commitments under the Revolving Facility shall have been terminated and there shall be no Revolving Loans outstanding;

WHEREAS, as a condition to the Restructuring, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, each of the Administrative Agent, the Revolving Lenders and the Borrower have agreed to amend certain terms of the Existing Credit Agreement as set forth in Section 2 hereof;

WHEREAS, each Loan Party party hereto and Gibraltar Holdings (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective and the consummation of the transactions contemplated hereby and by the TSA and agrees to reaffirm its obligations under the Credit Agreement, the Security Documents, and the other Loan Documents to which it is a party;

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is a “Loan Document” (as defined in the Existing Credit Agreement and the Credit Agreement).

2. Amendments to Credit Agreement. Pursuant to and in accordance with Section 10.01 of the Existing Credit Agreement, effective as of the Eighth Amendment Effective Time (as defined below), each of the parties hereto agree that the Existing Credit Agreement shall be amended as follows:

(a) Section 1.01 is hereby amended to add the following definitions in the appropriate alphabetical order:

“2022 Notes” means the senior notes due March 31, 2022, issued from time to time pursuant to the applicable Priority Lien Notes Indenture.

“2024 Notes” means the senior secured priority lien notes due December 31, 2024 issued from time to time pursuant to the Indenture to be entered into on the Eighth Amendment Effective Date among the Borrower, the Guarantors (as defined therein) party thereto and Wilmington Trust, National Association, as Trustee (as defined therein), as the same may be further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the Collateral Trust Agreement.

“Eighth Amendment” means that certain Amendment No. 8 to Credit Agreement, dated as of the Eighth Amendment Effective Date, by and among the Borrower, the other Reaffirming Parties (as defined therein), the Lenders party thereto and the Administrative Agent.

“Eighth Amendment Effective Date” means January 29, 2021.

“LC Agreement” means the credit facility agreement, to be dated as of the Eighth Amendment Effective Date, as amended, entered into by and among the Borrower and the Guarantors, the administrative agent party thereto, the lenders party thereto, and the letter of credit issuers party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Wilpinjong Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of the Eighth Amendment Effective Date, among PIC AU Holdings LLC, PIC AU Holdings Corporation, Wilmington Trust, National

Association, in its capacity as the “Priority Collateral Trustee,” and Wilmington Trust, National Association, in its capacity as the “Junior Collateral Trustee,” and the other parties party thereto from time to time, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Wilpinjong Indenture” means the Indenture, dated as of January 29, 2021, among PIC AU Holdings LLC and PIC AU Holdings Corporation, as co-issuer, and the Wilmington Trust, National Association, as Trustee (as defined therein), as modified prior to the date hereof, as the same may be further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Wilpinjong Mandatory Offer” means the Borrower’s obligations under the Wilpinjong Term Loan Facility or Wilpinjong Indenture to make an offer to Refinance Indebtedness of PIC AU Holdings LLC and PIC AU Holdings Corporation and accrued and unpaid interest thereon into 2024 Notes or indebtedness to be issued under the LC Agreement, as applicable.

“Wilpinjong Security Agreement” means that certain Junior Lien Pledge and Security Agreement, dated as of the Eighth Amendment Effective Date, among PIC AU Holdings LLC, PIC AU Holdings Corporation, the other grantors from time to time party thereto and the Junior Collateral Trustee (as defined therein), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Wilpinjong Term Loan Facility” means the term loan facility evidenced by the Term Loan Agreement, dated as of the Eighth Amendment Effective Date, among PIC AU Holdings LLC and PIC AU Holdings Corporation, as borrowers, the administrative agent party thereto, and the lenders from time to time party thereto, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

(b) Section 1.01 is hereby further amended by, in the definition of “Consolidated EBITDA”, replacing the word “and” before clause (xiii) with a semicolon, and by adding a new clause (xiv) before the proviso as follows:

“and (xiv) Transaction Costs”

(c) Section 1.01 is hereby further amended by, in clauses (b), (c) and (i) in the definition of “Excluded Assets”, deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(b) commercial tort claims where the amount of the net proceeds claimed is less than $~~10,000,000~~ 1,000,000,

(c) (i) any lease, license or other written agreement or written obligation (each, a “Contract”) and any leased or licensed asset under a Contract or asset financed pursuant to a purchase money financing Contract or Capital Lease Obligation, in each case that is the direct subject of such Contract (so long as such Contract is not entered into for purposes of circumventing or avoiding the collateral requirements of this Agreement), in each case only for so long as the granting of a security interest therein (x) would be prohibited by, cause a default under or result in a breach of such Contract (unless the Borrower or any Controlled Subsidiary may unilaterally waive it) or would give another Person (other than the Borrower or any Controlled Subsidiary) a right to terminate or accelerate the obligations under such Contract or to obtain a Lien to secure obligations owing to such Person (other than the Borrower or any Controlled Subsidiary) under such Contract (in each case, except to the extent any such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC or other applicable law) or (y) would require obtaining the consent of any Person (other than the Borrower or any Controlled Subsidiary) or applicable Governmental Authority, except to the extent that such consent has already been obtained (but with respect to any leasehold interest that is Material Real Property, only to extent the applicable Loan Party could not obtain the required third party consent after using commercially reasonable efforts to obtain such consent (x) with respect to interests held on the Eighth Amendment Effective Date, for 90 days after the Eighth Amendment Effective Date or (y) with respect to interests acquired after the Eighth Amendment Effective Date, for 90 days after the acquisition thereof); provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for avoidance of doubt, that, without limiting the foregoing obligations of the Borrower set forth in this clause, any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default hereunder, and, for avoidance of doubt, the Borrower and its Restricted Subsidiaries shall no longer be required to use commercially reasonable efforts to obtain any such consent after such above-mentioned time period to obtain a consent has elapsed) or such consent is unenforceable or overridden after giving effect to applicable anti-assignment provisions of the UCC or other applicable law or (ii) any asset the granting of a security interest therein in favor of the Secured Parties would be prohibited by any applicable Requirement of Law (other than any Organizational Document) (except to the extent such prohibition is unenforceable or overridden after giving effect to applicable anti-assignment provisions of the UCC or other applicable law), and in each case in respect of clauses (i) and (ii) above, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions),

…

(i) (i) any Equity Interests set forth on Schedule 1.01(c), (ii) ~~any Equity Interest that is Voting Stock of a first-tier Foreign Subsidiary or FSHCO in excess of 65~~ if the Borrower determines in good faith that a pledge to the Priority Collateral Trustee for the benefit of the Secured Parties of 100% of the Voting Stock of ~~such Subsidiary~~ Peabody Investments (Gibraltar) Limited (or any successor thereto) could reasonably result in a material tax liability to the Borrower or its Subsidiaries, the amount of Voting Stock of such Subsidiary in excess of 65% of such Voting Stock such that there is no such material tax liability, provided any such Voting Stock is acknowledged as an “Excluded Asset” under the LC Agreement, (iii) any Equity Interests in Gibraltar Holdings, Peabody International Investments, Inc., Peabody International Holdings, LLC and each other Subsidiary, whether now owned or hereafter acquired, substantially all of the assets of which ~~consist~~ consists of Equity Interests in Gibraltar Holdings and any successor to any of the foregoing, (iv) any Equity Interests of captive insurance subsidiaries and not-for-profit subsidiaries, (v) any Equity Interests in, or assets of, any Special Purpose Receivables Subsidiary (to the extent a pledge of the Equity Interests in such Special Purpose Receivables Subsidiary is prohibited under any Permitted Securitization Program entered into by such Special Purpose Receivables Subsidiary), (vi) margin stock and (vii) any Equity Interests in any Subsidiary that is not wholly-owned by the Borrower or any Restricted Subsidiary or in a Joint Venture, if the granting of a security interest therein (A) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Borrower or any Controlled Subsidiary) a right to terminate, under any Organizational Document, shareholders, joint venture or similar agreement applicable to such Subsidiary or Joint Venture or (B) would require obtaining the consent of any Person (other than the Borrower or any Controlled Subsidiary), in each case in respect of sub-clauses (A) and (B) of this clause (f), after giving effect to applicable anti-assignment provisions of the UCC or other applicable law; ~~provided that (i) 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in Peabody Investments (Gibraltar) Limited (or any successor thereto) and (ii) the Equity Interests in the PRB-CO Joint Venture held (directly or indirectly) by the Borrower, in each case, shall not constitute Excluded Assets~~;”

(d) Section 1.01 is hereby further amended by, in the definition of “Material Real Property”, deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

““Material Real Property” means (a) any ~~fee~~ owned ~~real property~~ Real Property interest held by a Loan Party in an active Mine or any leasehold interest in ~~real property~~ Real Property of a Loan Party in an active Mine, (b) any ~~real property~~ Real Property owned by a Loan Party or in which a Loan Party has a leasehold interest located on a Reserve Area on and after the

Eighth Amendment Effective Date ~~on the Seventh Amendment Effective Date~~ that has a net book value in excess of $~~10,000,000, (c) any real property acquired or otherwise owned by a Loan Party or in which a Loan Party acquires a leasehold interest after the Seventh Amendment Effective Date located on a Reserve Area that has a total net book value in excess of $25,000,000 and (d) any other fee owned real property interest~~ 2,500,000, and (c) any other parcel of owned Real Property held by a Loan Party (other than the types of property described in clauses (a) ~~through~~ and (~~c~~ b) above) with a total net book value in excess of $~~10,000,000~~ 2,500,000 as of the date of acquisition of such ~~real property~~ Real Property; provided that Material Real Property shall not include (x) any ~~real property~~ Real Property that is identified on Schedule 1.01(d), (y) any leasehold interests of a Loan Party in commercial ~~real property~~ Real Property constituting offices of the Borrower and its Subsidiaries or (z) any Excluded Flood Zone Property; provided that the aggregate total net book value of all Excluded Flood Zone Property acquired after April 11, 2018 does not exceed $~~50,000,000~~ 25,000,000 in the aggregate as of the date of determination; provided further that, any future coal reserve or access to a coal reserve (x) that is ~~fee~~ owned by a Loan Party or in which a Loan Party has a leasehold interest and (y) that is located adjacent to, contiguous with, or in close proximity to, both geographically and geologically (according to reasonable standards used in the mining industry) an active Mine or Reserve Area, may, in the reasonable discretion of the Administrative Agent (in consultation with the Borrower) and by notice to the Collateral Trustee, be deemed part of an active Mine or Reserve Area and, as a result, a “Material Real Property” in the future. For purposes of this definition of “Material Real Property,” net book value shall be based on aggregated net book value of tracts that are located adjacent to, contiguous with or in close proximity, both geographically and geologically (according to reasonable standards used in the mining industry), with each other.”

(e) Section 1.01 is hereby further amended by, in the definition of “Net Proceeds”, adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Net Proceeds” means, with respect to any Disposition pursuant to Sections 7.05(c), 7.05(k), 7.05(l) and 7.05(q), the sum of (a) cash and Cash Equivalents actually received by the Borrower or any Restricted Subsidiary in connection with such Disposition (including any cash received by way of deferred payment (excluding, for avoidance of doubt, royalty payments customary in the mining industry) pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) minus (b) solely with respect to Dispositions of assets not constituting Collateral, the sum of (i) (A) the principal amount, premium or penalty, if any, interest and other amounts of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such Disposition (other than Indebtedness under the Loan Documents or other Priority Lien Obligations)

or (B) any other required debt payments or required payments of other obligations relating to the Disposition, in each case, with the proceeds thereof, (ii) the reasonable or customary out-of-pocket fees and expenses incurred by the Borrower or its Restricted Subsidiaries in connection with such Disposition (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees and charges and brokerage and consultant fees), (iii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued as a result thereof, (iv) in the case of any Disposition by a non-wholly-owned Restricted Subsidiary or non-wholly-owned Unrestricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority or other third party interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (x) related to any of the applicable assets and (y) retained by the Borrower or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition occurring on the date of such reduction).

(f) Section 1.01 is hereby further amended by, in the definition of “Permitted Refinancing Indebtedness”, deleting the period at the end of the definition and adding the following to the end thereof:

“; provided that the 2024 Notes are Permitted Refinancing Indebtedness of the 2022 Notes.”

(g) Section 1.01 is hereby further amended by amending and restating the definition of “Priority Lien Notes” it in its entirety as follows:

““Priority Lien Notes” means each of (a) 2022 Notes and (b) the senior secured priority lien notes due 2025 issued from time to time pursuant to the applicable Priority Lien Notes Indenture.”

(h) Section 1.01 is hereby further amended by, in the definition of “Responsible Officer”, deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Responsible Officer” means the chief executive officer, president, ~~or any~~ vice president, treasurer, secretary or assistant secretary of the Borrower or any applicable Subsidiary and, in addition, any Person holding a similar position or acting as a director or managing director with respect to any ~~other~~ Foreign Subsidiary of the Borrower or, with respect to financial matters, the president, chief financial officer, treasurer or assistant treasurer of the Borrower.

(i) Section 1.01 is hereby further amended by, in the definition of “Security Documents”, adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Security Documents” means, collectively, the Security Agreement, the Gibraltar Pledge Agreement, the IP Security Agreements, the Mortgages, the Collateral Trust Agreement, the Wilpinjong Collateral Trust Agreement, the Wilpinjong Security Agreement, each of the pledge agreements and supplements thereto, security agreements and supplements thereto, and other similar agreements delivered to Administrative Agent and Lenders pursuant to Section 6.16, and any other documents, agreements or instruments that grant or purport to grant a Lien on any assets of the Borrower or any other Loan Party in favor of the Collateral Trustee to secure the Secured Obligations.

(j) Clause (a) of Section 2.16 (Refinancing Debt) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(a) Refinancing Facility. The Borrower may, without the consent of any Lender, extend, refinance, renew or replace, in whole or in part, the Loans under any Facility or the Commitments under the Revolving Facility with one or more term loan facilities (each, a “Refinancing Term Facility”) or one or more revolving credit facilities and/or letter of credit facilities, including the LC Agreement (each, a “Refinancing Revolving Facility”) (each Refinancing Term Facility and Refinancing Revolving Facility, a “Refinancing Facility”); provided that any such request for a Refinancing Facility shall be in a minimum amount equal to the lesser of (i) $25,000,000 and (ii) the entire amount of any Facility which is being extended, refinanced, renewed or replaced under this Section 2.16. For the avoidance of doubt, (x) a Refinancing Facility may be provided to the Borrower under a credit facility agreement other than this Agreement, including the LC Agreement, and (y) each facility in place under the LC Agreement on the Closing Date (as defined in the LC Agreement) shall constitute a Refinancing Facility.”

(k) Clause (a) of Section 5.10 (Insurance) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(a) The material properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies which may be Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.”

(l) Clause (a) of Section 6.01 (Financial Statements) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2017) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; such consolidated statements shall be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to or resulting from the upcoming maturity of any Loans under this Agreement, the Priority Lien Notes Documents, or any documents evidencing a Permitted Securitization Program, occurring within one year from the time such opinion is delivered, or (y) with respect to any projected breach of Section 7.11 (Minimum Liquidity) of the LC Agreement); and”

(m) Clause (d) of Section 6.13 (Unrestricted Subsidiaries) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(d) each Restricted Subsidiary to be designated as an Unrestricted Subsidiary and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness other than (x) Non-Recourse Debt or (y) to the extent it does not constitute Non-Recourse Debt, the Wilpinjong Mandatory Offer to the extent permitted under Section 7.02 (Investments) and Section 7.03 (Indebtedness). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment under Section 7.02 by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s investment herein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary existing at such time.”

(n) Clause (e) of Section 6.16 (Covenant to Give Security) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(e) Further Assurances. Subject to any applicable limitation in any Security Documents, upon request of the Administrative Agent, at the expense of the Borrower, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Security Documents, including the filing of financing statements necessary or advisable in the opinion of the Administrative Agent or the Collateral Trustee to perfect any security interests created under the Security Documents. Notwithstanding anything herein or in any other Security Document to the contrary, (x) Administrative Agent is hereby authorized to deliver additional directions in writing to the Collateral Trustee from time to time (it being agreed that each such direction shall constitute an Act of Required Secured Parties under the Collateral Trust Agreement, and, by its execution hereof, Lenders constituting Required Lenders shall be deemed to have provided written consent to each such direction) authorizing and directing the Collateral Trustee to execute additional Security Documents and amendments thereto (in each case, covering additional or new property or assets, as determined in the Administrative Agent’s sole discretion)~~.~~ and (y) no Loan Party shall be required to deliver Mortgages as to any leasehold interest held by such Loan Party in Real Property the perfection of a Lien in which requires a consent from a third party such as an Governmental Authority, landlord, fee owner or a similar party (in each case other than an Affiliate of such Loan Party) and such consent has not been received despite the fact that such Loan Party has used commercially reasonable efforts to obtain the same (x) with respect to interests held on the Eighth Amendment Effective Date, for 90 days after the Eighth Amendment Effective Date or (y) with respect to interests acquired after the Eighth Amendment Effective Date, for 90 days after the acquisition thereof.”

(o) Clause (a) of Section 7.01 (Liens) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(a) Liens pursuant to any Loan Document, including, for the avoidance of doubt, any Security Document;”

(p) Clause (t) of Section 7.01 (Liens) is hereby amended by deleting each instance of “Refinancing Debt” appearing therein and replacing it with “Refinancing Notes”;

(q) Clause (z) of Section 7.01 (Liens) is hereby amended by deleting “[Reserved]” and replacing it with the following:

“to the extent constituting a Lien, the Wilpinjong Mandatory Offer; and”

(r) Clause (f) of Section 7.02 (Investments) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“Investments in existence, or made pursuant to a legally binding written commitment in existence, on the Seventh Amendment Effective Date and (other than individual Investments the amount of which is less than $2,000,000) listed on Schedule 7.02 and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall increase the amount of such Investment except, in the case of a loan, by an amount equal to any Permitted Refinancing Increase;”

(s) Clause (a) of Section 7.03 (Indebtedness) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(a) (x) Indebtedness arising under the Loan Documents (including any Incremental Facility or Refinancing Facility) and (y) Indebtedness in the form of indebtedness arising under the LC Agreement in an amount not to exceed the aggregate principal amount of the Revolving Loans deemed satisfied on the Eighth Amendment Effective Date and replaced by the Wilpinjong Term Loan Facility (less aggregate principal repayments under the Wilpinjong Term Loan Facility), plus accrued and unpaid interest on the Wilpinjong Term Loan Facility;”

(t) Clause (h) of Section 7.03 (Indebtedness) is hereby amended by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(h) (x) Guarantees by the Borrower or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of the Borrower by any such person in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding and (y) to the extent constituting a Guarantee, the Wilpinjong Mandatory Offer;”

(u) Clause (n) of Section 7.03 (Indebtedness) is hereby amended by deleting each instance of “Refinancing Debt” appearing therein and replacing it with “Refinancing Notes”;

(v) Section 7.11 (Financial Covenant) is hereby amended by amending and restating such section it in its entirety as follows: “[Reserved]”;

(w) Clause (f) of Section 8.01 (Events of Default) is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

“(f) Insolvency Proceedings, Etc. Subject to Section 8.03, any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any substantial part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such ~~Person~~ Loan Party or Restricted Subsidiary and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such ~~Person~~ Loan Party or Restricted Subsidiary or to all or any substantial part of its property is instituted without the consent of such ~~Person~~ Loan Party or Restricted Subsidiary and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or” and

(x) Clause (b) of Section 10.04 (Expenses; Indemnity; Damage Waiver) is hereby amended by amending and restating subsection (y) in the proviso it in its entirety as follows: “[reserved]”.

3. Conditions Precedent. The amendments herein shall become effective on the date (the “Eighth Amendment Effective Date”) and at the time (the “Eighth Amendment Effective Time”) on and at which the following conditions precedents are satisfied or waived in accordance with such section:

(a) The Administrative Agent’s receipt of the following:

(i) executed counterparts of (a) this Amendment from each of the parties thereto, (b) the LC Agreement, (c) the Wilpinjong Credit Agreement and (d) an amendment to the Security Agreement, in form and substance satisfactory to the Administrative Agent and the Revolving Lenders (“Security Agreement Amendment No. 3”);

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party and each Restricted Subsidiary party to a Loan Document, in each case, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer of each Loan Party or Restricted Subsidiary executing the Loan Documents to which each Loan Party or Restricted Subsidiary is a party;

(iii) the executed opinion of Jones Day, counsel to the Borrower and special New York counsel to the other Loan Parties, addressed to the Administrative Agent, the Collateral Trustee and each Lender, and which shall be reasonably satisfactory to the Administrative Agent in its sole discretion;

(iv) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (b) and (c) of this Section 3 have been satisfied;

(b) no Default or Event of Default shall exist, or would result immediately, from transactions contemplated hereby on the Eighth Amendment Effective Date;

(c) the representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document shall be true and correct in all material respects on and as of the Eighth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in subsection (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) of Section 6.01 of the Credit Agreement; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or by a reference to a Material Adverse Effect in the text thereof;

(d) to the extent invoiced at least two Business Days prior to the Eighth Amendment Effective Date, the Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agents, and the Revolving Lenders (including the reasonable and documented fees and expenses of one counsel to the Agents and the Revolving Lenders, plus such additional amounts of such reasonable and documented fees and expenses (including filing fees in respect of collateral) as shall constitute its reasonable estimate of such fees and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agents)); and

(e) the Borrower shall have paid the Administrative Agent the Restructuring Fees (as defined below) in immediately available funds in U.S. Dollars.

For purposes of determining compliance with the conditions specified in this Section 3, each Revolving Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Revolving Lender prior to the proposed Eighth Amendment Effective Date specifying its objection thereto.

4. Additional Agreements

(a) The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Lender, a non-refundable restructuring fee equal to its ratable portion of $5,400,000 based on its Applicable Percentage (the fees under this Section 3(e), the “Restructuring Fees”).

(b) Each Revolving Lenders hereby agrees that, simultaneously with the Eighth Amendment Effective Time, the aggregate outstanding principal amount of its Revolving Loans shall be reduced in an amount equal to the aggregate principal amount of Wilpinjong Term Loans (as defined in the TSA) held by such Revolving Lender at the Eighth Amendment Effective Time, and such reduced Revolving Loans shall be deemed discharged and satisfied in full.

5. Reaffirmation.

(a) To induce the Revolving Lenders and the Administrative Agent to enter into this Amendment, each of the Loan Parties and Gibraltar Holdings hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof. The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.

(b) In furtherance of the foregoing clause (a), Gibraltar Holdings and each of the Loan Parties that is party to any Security Document, in its capacity as a “grantor”, “pledgor” or other similar capacity under such Security Document (in such capacity, each a “Reaffirming Party”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. In addition, each Reaffirming Party reaffirms the security interests granted by such Reaffirming Party under the terms and conditions of the Security Documents (in each case, to the extent a party thereto) to secure the Secured Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Reaffirming Party hereby (i) confirms that each Security Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Security Documents, the payment and performance of the Secured Obligations, including without limitation the payment and performance of all such applicable Secured Obligations that are joint and several obligations of each Guarantor and each Reaffirming Party now or hereafter existing, in each case pursuant to the terms of the Security Documents such Reaffirming Party is a party to, (ii) confirms its respective grant to the Collateral Trustee for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Reaffirming Party’s right, title and interest in, to and under all Collateral to which such Reaffirming Party granted a security interest in and a continuing Lien on pursuant to the terms of the Security Documents to which such Reaffirming Party is party to, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Secured Obligations, subject to the terms contained in the applicable Loan Documents and (iii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Security Documents to which it is a party.

6. Miscellaneous Provisions.

(a) Governing Law; Submission to Jurisdiction, Consent to Service of Process, Waiver of Jury Trial, Etc. Sections 10.14 and 10.15 of the Existing Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

(b) Severability. Section 10.12 of the Existing Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(c) Full Force and Effect.(d) Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. The Borrower acknowledges and agrees that this Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Revolving Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Revolving Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein.

(d) Counterparts; Electronic Execution; Headings. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Article and Section headings used herein are included for convenience of reference only, shall not constitute a part hereof, shall not be given any substantive effect and shall not affect the interpretation of this Amendment.

(e) Third Party Beneficiary. The Collateral Trustee shall be an express third-party beneficiary of this Amendment.

(f) Amendment, Modification and Waiver. This Amendment may not be amended, nor may any provision hereof be waived, except pursuant to a writing signed by each of the parties hereto.

(g) Lender Consents. Each Lender party hereto (it being agreed that all of such Lenders constitute Required Lenders under the Credit Agreement) hereby (i)

approves the terms set forth herein and consents to the execution and delivery of the (u) the Security Agreement Amendment No. 3 as set forth in the document attached as Exhibit A hereto on the Eighth Amendment Effective Date, (v) the Wilpinjong Collateral Trust Agreement as set forth in the document attached as Exhibit B hereto on the Eighth Amendment Effective Date, (w) the Wilpinjong Security Agreement as set forth in the document attached as Exhibit C hereto on the Eighth Amendment Effective Date; (x) the Mortgages or amendments or other supplements to the Mortgages delivered by the Borrowers to the Collateral Trustee pursuant to the Collateral Trust Agreement (the “Additional Mortgages”); (y) the Form of the New Gibraltar Pledge Agreement as set forth in the document attached as Exhibit D hereto; and (z) the Deed of Confirmation of Existing Security Relating to Shares in Peabody Investments (Gibraltar) Limited set forth in the document attached as Exhibit E hereto; and (ii) consents to the Administrative Agent delivering a direction in writing to the Collateral Trustee (it being agreed that such direction constitutes an Act of Required Secured Parties under the Collateral Trust Agreement) authorizing and directing the Collateral Trustee to execute and deliver (u) the Security Agreement Amendment No. 3 as set forth in the document attached as Exhibit A hereto on the Eighth Amendment Effective Date, (v) the Wilpinjong Collateral Trust Agreement as set forth in the document attached as Exhibit B hereto on the Eighth Amendment Effective Date, (w) the Wilpinjong Security Agreement as set forth in the document attached as Exhibit C hereto on the Eighth Amendment Effective Date; (x) the Additional Mortgages; (y) the Form of the New Gibraltar Pledge Agreement as set forth in the document attached as Exhibit D hereto on or after the Eighth Amendment Effective Date; and (z) the Deed of Confirmation of Existing Security Relating to Shares in Peabody Investments (Gibraltar) Limited set forth in the document attached as Exhibit E hereto. For the avoidance of doubt, the Collateral Trustee or the Wilpinjong Collateral Trustee, as applicable, shall be authorized to execute and deliver any document delivered by the Borrowers, PIC AU Holdings LLC and PIC AU Holdings Corporation in accordance with the Collateral Trust Agreement or the Wilpinjong Collateral Trust Agreement, as applicable, whether on or after the Eight Amendment Effective Date. Each Lender party hereto further consents to the Administrative Agent delivering a direction in writing to the Collateral Trustee (it being agreed that such direction constitutes an Act of Required Secured Parties under the Collateral Trust Agreement), on or after the Eighth Amendment Effective Date, authorizing and directing the Collateral Trustee, and the Administrative Agent hereby does authorize and direct the Collateral Agent, to amend Section 2.4(a) of the Wilpinjong Collateral Trust Agreement by deleting the reference to “24” appearing therein and replacing such reference to “48,” and the Lenders and the Administrative Agent (each as defined in the LC Agreement) shall be third party beneficiaries of such consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers, all as of the day and year first written above.

PEABODY ENERGY CORPORATION, As Borrower

By:	/s/ Mark A. Spurbeck
Name:	Mark A. Spurbeck
Title:	Executive Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

Signature Page to Amendment No. 8 to Credit Agreement

AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF COLORADO, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
BIG RIDGE, INC.
BTU WESTERN RESOURCES, INC.
COALSALES II, LLC
CONSERVANCY RESOURCES, LLC
EL SEGUNDO COAL COMPANY, LLC
HAYDEN GULCH TERMINAL, LLC
HILLSIDE RECREATIONAL LANDS, LLC
KAYENTA MOBILE HOME PARK, INC.
KENTUCKY UNITED COAL, LLC
MOFFAT COUNTY MINING, LLC
NEW MEXICO COAL RESOURCES, LLC
PEABODY AMERICA, LLC
PEABODY ARCLAR MINING, LLC
PEABODY ASSET HOLDINGS, LLC
PEABODY BEAR RUN MINING, LLC
PEABODY BEAR RUN SERVICES, LLC
PEABODY CABALLO MINING, LLC
PEABODY CARDINAL GASIFICATION, LLC
PEABODY CHINA, LLC
PEABODY COALSALES, LLC
PEABODY COALTRADE, LLC
PEABODY COLORADO OPERATIONS, LLC
PEABODY COULTERVILLE MINING, LLC

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

Signature Page to Amendment No. 8 to Credit Agreement

PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY EMPLOYMENT SERVICES, LLC
PEABODY GATEWAY NORTH MINING, LLC
PEABODY GATEWAY SERVICES, LLC
PEABODY GLOBAL FUNDING, LLC
PEABODY HOLDING COMPANY, LLC
PEABODY IC FUNDING CORP.
PEABODY ILLINOIS SERVICES, LLC
PEABODY INDIANA SERVICES, LLC
PEABODY INTERNATIONAL HOLDINGS, LLC
PEABODY INTERNATIONAL INVESTMENTS, INC.
PEABODY INTERNATIONAL SERVICES, INC. PEABODY INVESTMENTS CORP.
PEABODY MIDWEST MANAGEMENT SERVICES, LLC
PEABODY MIDWEST MINING, LLC
PEABODY MIDWEST OPERATIONS, LLC
PEABODY MIDWEST SERVICES, LLC
PEABODY MONGOLIA, LLC
PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY NEW MEXICO SERVICES, LLC
PEABODY OPERATIONS HOLDING, LLC
PEABODY POWDER RIVER MINING, LLC
PEABODY POWDER RIVER OPERATIONS, LLC
PEABODY POWDER RIVER SERVICES, LLC
PEABODY ROCKY MOUNTAIN MANAGEMENT SERVICES, LLC PEABODY ROCKY MOUNTAIN SERVICES, LLC

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

Signature Page to Amendment No. 8 to Credit Agreement

PEABODY SCHOOL CREEK MINING, LLC
PEABODY SERVICES HOLDINGS, LLC
PEABODY TWENTYMILE MINING, LLC
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
PEABODY WILD BOAR MINING, LLC
PEABODY WILD BOAR SERVICES, LLC
PEABODY WILLIAMS FORK MINING, LLC
PEABODY WYOMING SERVICES, LLC
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEC EQUIPMENT COMPANY, LLC
SAGE CREEK HOLDINGS, LLC
SAGE CREEK LAND & RESERVES, LLC
SENECA PROPERTY, LLC
SHOSHONE COAL CORPORATION
TWENTYMILE COAL, LLC
UNITED MINERALS COMPANY, LLC

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

PEABODY SAGE CREEK MINING, LLC
PEABODY SOUTHEAST MINING, LLC
PEABODY WESTERN COAL COMPANY

By:	/s/ Christopher W. Wittenauer
	Name:	Christopher W. Wittenauer
	Title:	Secretary

SENECA COAL COMPANY, LLC

By:	/s/ Charles R. Otec
	Name:	Charles R. Otec
	Title:	President

Signature Page to Amendment No. 8 to Credit Agreement

PEABODY TWENTYMILE MINING, LLC

By:	/s/ Eric R. Waller
	Name:	Eric R. Waller
	Title:	Secretary

PEABODY INTERNATIONAL HOLDINGS, LLC

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

Signature Page to Amendment No. 8 to Credit Agreement

ADMINISTRATIVE AGENT:

JPMorgan Chase Bank, N.A., as Administrative Agent

By:	/s/ Neil R. Boylan
Name:	Neil R. Boylan
Title:	Managing Director

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jacob Elder
Name:	Jacob Elder
Title:	Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Neil R. Boylan
Name:	Neil R. Boylan
Title:	Managing Director

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

Bank of Montreal, Chicago Branch, as a Lender

By:	/s/ Aleen Hartje
Name:	Aleen Hartje
Title:	Managing Director

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

Bank of America, as a Lender

By:	/s/ Cameron D. Taylor
Name:	Cameron D. Taylor
Title:	Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

Commerce Bank,
as a Lender

By:	/s/ Steven H. Reynolds
Name:	Steven H. Reynolds
Title:	EVP

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

Credit Suisse AG, Cayman Islands Branch, as a Lender

By:	/s/ Didier Siffer
Name:	Didier Siffer
Title:	Authorized Signatory

By:	/s/ Megan Kane
Name:	Megan Kane
Title:	Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

Deutsche Bank AG New York, as a Lender

By:	/s/ Phillip Tancorra
Name:	Phillip Tancorra
Title:	Vice President

By:	/s/ Yumi Okabe
Name:	Phillip Tancorra
Title:	Vice President

Signature Page to Amendment No. 8 to Credit Agreement

LENDERS:

REGIONS BANK,
as a Lender

By:	/s/ Robert L. Korte
Name:	Robert L. Korte
Title:	SVP

Signature Page to Amendment No. 8 to Credit Agreement